Exhibit 23a

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-47403, 33-52691, 333-02873, 333-65424, 333-182405, 333-235254, 333-237055 and 333-255763 of Bristol-Myers Squibb Company on Form(s) S-8 of our report dated June 6, 2025 appearing in this Annual Report on Form 11-K relating to the financial statements and supplemental schedule of the Bristol-Myers Squibb Company Savings and Investment Program as of and for the year ended December 31, 2024.

/s/ Withum Smith + Brown, PC

June 6, 2025
Princeton, New Jersey
E-1